EXHIBIT 10.1

REVOLVING LINE OF CREDIT

AND SECURITY AGREEMENT

THIS REVOLVING LINE OF CREDIT AND SECURITY AGREEMENT (this "Agreement") is dated and effective as of March 31, 2008, by and among JANA Master Fund, Ltd. ("Lender"), and Arcadia Products, Inc., a Delaware corporation ("API"), Arcadia Home Health Products, Inc., a Delaware corporation ("AHHP"), O2 Plus, a California corporation ("O2P"), Lovell Medical Supply, Inc., a North Carolina corporation ("LMSI"), Arcadia Home Mideast, Inc., a Delaware corporation ("AHME"), Beacon Respiratory Services of Alabama, Inc., a Delaware corporation ("BRSA"), Beacon Respiratory Services of Georgia, Inc., a Delaware corporation ("BRSG"), American Oxygen and Medical Equipment, Inc., an Illinois corporation ("AOME"), Arcadia Home Oxygen and Medical Equipment, Inc., a Michigan corporation ("AHOME"), and Trinity Healthcare of Winston-Salem, Inc., a Georgia corporation ("THWS" and collectively and jointly and severally with API, AHHP, O2P, LMSI, AHME, BRSA, BRSG, AOME and AHOME, "Borrowers"). Lender and Borrowers are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

PREAMBLE

WHEREAS, in order to provide additional working capital to Borrowers, Lender has agreed to make available to Borrowers, on a revolving basis, a line of credit in an amount of up to Five Million U.S. Dollars (US $5,000,000) (the "Loan"), subject to the terms and conditions set forth herein, which line of credit will evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"); and

WHEREAS, the parties desire to set forth certain terms and conditions relating to the Loan;

NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties set forth herein, the Parties agree as follows:

    DEFINITIONS. All capitalized terms used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

    "Advances" shall have the meaning set forth in Section 2(a).

    "Agreement" shall mean this Revolving Line of Credit and Security Agreement, as the same may be amended or otherwise modified from time to time.

    "Borrowing Base" shall mean at any time the amount equal to: (a) eighty percent (80%) of the Borrowers' eligible accounts receivable (e.g., all unbilled and billed receivables that are fewer than 270 days outstanding); (b) sixty percent (60%) of the lower of cost or fair market value of Borrowers' inventory; (c) one hundred percent (100%) of Borrowers' cash and cash equivalents; (d) fifty percent (50%) of the lower of cost or fair market value of Borrowers' personal property, equipment and machinery.

    "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of New York.

    "Collateral" shall mean and include (each as defined in the Uniform Commercial Code of the applicable jurisdiction): (a) all Receivables; (b) all Equipment; (c) all General Intangibles; (d) all Inventory; (e) all Investment Property; (f) all of Borrowers' right, title and interest in and to (i) its goods and other property, (ii) all of Borrowers' rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrowers from any customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Loan; (v) all of Borrowers' contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts and money; (vi) if and when obtained by any Borrower, all real and personal property of third parties in which any Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrowers has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and Borrowers; and all proceeds and products of (a), (b), (c), (d), (e) and (f), in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

    "Default" shall mean any of the events specified in Section 7(a), without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

    "Event of Default" shall mean any of the events specified in Section 7(a), provided, that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any further condition, event or act has occurred or has been satisfied.

    "GAAP" means generally accepted account principles as in effect in the United States from time to time, consistently applied.

    "Governmental Authority" shall mean any government or any department, agency, division or instrumentality thereof.

    "Law" shall mean any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

    "Maturity Date" shall have the meaning set forth in Section 4(b)(i).

    "Outstanding Principal Balance" shall mean the aggregate amount of all Advances made by Lender to Borrowers hereunder, less all repayments thereof.

    "Payment Date" shall mean (i) the last Business Day of each calendar quarter during the term hereof and (ii) any date upon which some or all of the Outstanding Principal Balance of the Loan is due and payable hereunder under Section 4(b)(ii) hereof.

    "Permitted Liens" shall mean: (i) mechanics and materialmen's liens incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (A) not overdue or (B) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the affected Borrower in accordance with GAAP, (iii) liens in favor of Lender, (iv) liens for taxes (A) not yet due or (B) being diligently contested in good faith and for which adequate reserves are maintained on the books of the affected Borrower in accordance with GAAP; (v) liens for purchase money obligations; and (vii) liens with respect to capitalized leases.

    "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

    All monetary amounts expressed herein are stated in terms of U.S. Dollars.

    LOAN ADVANCES.

      Lender shall make advances to Borrowers (each an "Advance") from time to time during the term hereof and ending on the Maturity Date in such amounts as may be requested by Borrowers in accordance with the provisions hereof; provided, however, that the Outstanding Principal Amount of the Loan at any time shall not exceed the lesser of (i) Five Million and No/100 Dollars ($5,000,000.00) or (ii) the Borrowing Base; provided, however, in calculating such maximum Outstanding Principal Amount, in no event shall the parties include the amount of any PIK Interest added to the Outstanding Principal Amount pursuant to Section 4(a) below. The Loan will be evidenced by the Note.

      All requests for Advances shall be made by Borrowers to Lender in writing (in such form as is reasonably satisfactory to Lender) or by telephone request (which shall be promptly confirmed in writing) at least two (2) Business Days prior to the date of the requested Advance, which request shall specify the amount of the Advance to be made and the date the proceeds of the Advance are requested to be made available to Borrowers (a "Loan Request"). No Loan Request will be made for less than $500,000 or, if less, the aggregate amount of the unused Lender's commitment hereunder, and all Loan Requests will be made for Advances that are an integer multiple of $500,000 (plus such unused amount).

      A Loan Request received by Lender on a day that is not a Business Day or that is received by Lender after 2:00 p.m., New York, New York, U.S.A. time, on a Business Day shall be treated as having been received by Lender on the first following Business Day. Lender shall not incur liability to Borrowers for treating any such request as a Loan Request if Lender believes in good faith that the Person making the request is an authorized officer of the Borrowing.

      Advances hereunder shall be made by direct wire transfer of funds from Lender to an account designated by Borrowers in writing to Lender.

      The Loan shall be applied by Borrowers to the repayment of the outstanding principal and interest balance, if any, and any fees due and owing under Borrowers' $5,000,000 Credit Facility with Presidential Healthcare Credit Corporation, dated September 26, 2007 (which Credit Facility shall then be cancelled) and for general working capital purposes. Borrowers jointly and severally represent, warrant and covenant that as of the date hereof, each Borrower has no liens on any of the Collateral (other than the lien in favor of Presidential Healthcare Credit Corporation which will be satisfied in full and discharged with the proceeds of the Loan), and each Borrower jointly and severally covenants that it will not dispose of, encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of such Borrower's other assets to anyone other than Lender (except for Permitted Liens) and that it will at all times maintain the Collateral in good condition and repair, normal wear and tear excepted.

    INTEREST.

      Borrowers shall pay interest on the Outstanding Principal Balance at the rate of ten percent (10%) per annum from the date of issuance thereof to and including the date of repayment.

      Interest on the Advances shall be computed monthly on the basis of a year deemed to consist of 365 days and paid for the actual number of days elapsed, and shall be compounded by automatically adding the amount of such accrued interest to the Outstanding Principal Balance.

    PAYMENTS.

      Interest Payments. The current quarterly accrued interest expense on the Outstanding Principal Balance will be payable in cash, without demand of Lender, on each Payment Date; provided, however, on each Payment Date, Borrowers may, at their option and in their sole discretion, in lieu of all or any portion of the payment of the cash interest due on the Outstanding Principal Balance (the "PIK Interest"), either (i) issue an additional promissory note (in substantially the same form as the Note) in the aggregate principal amount equal to such amount of unpaid cash interest that would otherwise be payable with respect to the Outstanding Principal Balance on such Payment Date or (ii) add the amount of unpaid cash interest that would otherwise be payable with respect to the Outstanding Principal Balance on such Payment Date to the Outstanding Principal Balance as of such Payment Date (with such addition to the Outstanding Principal Balance to be recorded in the books and records of Borrowers). All remaining unpaid accrued interest expense will be payable, without demand of Lender, on the Maturity Date.

      Principal Payments.

        The Outstanding Principal Balance shall be due and payable in full, without demand by Lender, at 2:00 p.m., New York, New York, U.S.A. time, on October 1, 2009 (the "Maturity Date").

        No later than thirty (30) days following the end of each calendar quarter (each, a "Borrowing Base Date"), that portion, if any, of the Outstanding Principal Balance that exceeds the Borrowing Base calculated as of such Borrowing Base Date shall be due and payable in full, without demand by Lender. Borrowers will provide Lender with a calculation of the Borrowing Base (in a form satisfactory to Lender) on or before each Borrowing Base Date. Unless Lender objects, in writing, to Borrowers' calculation of the Borrowing Base (which objection, if any, must be delivered to Borrowers not less than three Business Days following Borrowers' delivery thereof), Borrowers' calculation of the Borrowing Base shall be deemed to be agreed to by Lender. If Lender objects to Borrowers' calculation of the Borrowing Base, it shall notify Borrowers thereof and the parties agree to negotiate the dispute in good faith.

      Manner of Payments. All payments of principal and interest on the Loan to be made by Borrowers shall be by direct wire transfer of immediately available funds to such accounts as shall be designated by Lender from time to time. All such payments shall be denominated in U.S. dollars and shall be made on or before the date when due, without deduction, setoff or counterclaim by Borrowers.

      Due Dates Not on Business Days. If payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed to be the next following Business Day.

      Right to Prepay. Borrowers shall have the right, in its sole discretion, to prepay, in whole or in part, the Outstanding Principal Balance at any time, without any penalty.

      Mandatory Prepayment. Upon a sale of all or a significant portion of the DME assets or stock of any Borrower, the proceeds thereof shall promptly be used to repay the Loan in full.

    SECURITY INTEREST. To secure the prompt payment to Lender of the Loan, Borrowers hereby assigns, pledges and grants to Lender for its benefit continuing security interest in and to its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the Uniform Commercial Code). All of Borrowers' ledger sheets, files, records, books of account, business papers and documents relating to its Collateral shall, until delivered to or removed by Lender, be kept by Borrowers in trust for Lender until the Loan has been paid in full. Lender may file one or more financing statements disclosing Lender's security interest in the Collateral without Borrowers' signature appearing thereon. The Parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. Lender is hereby authorized to file UCC-1 Financing Statements against each of Borrowers to evidence and perfect its security interest in the assets of the Borrowers.

BORROWERS' WARRANTIES AND REPRESENTATIONS. As a material inducement to the Lender's extension of credit to Borrowers in connection with the Loan, each of the Borrowers jointly and severally and represent and warrant to the Lender as follows:

    Existence. Such Borrower is duly organized, validly existing and in good standing under the laws of the state in which such Borrower is organized, and such Borrower is qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires qualification as a foreign entity and where the failure to so qualify would have a material adverse effect on such Borrower's business.

    Authority to Own Assets. Such Borrower has the full power and authority to own its assets and to transact the business in which it is now engaged.

    Authority to Execute Loan Documents. Such Borrower has the full power and authority to execute, deliver and perform its obligations under this Agreement, the Note and each agreement, instrument and other document executed or delivered by a Borrower in connection therewith (collectively, the "Loan Documents"), and the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite action on the part of such Borrower. The Person or Persons signing the Loan Documents on behalf of such Borrower are duly authorized to execute the Loan Documents and all other documents necessary to consummate the Loans on behalf of such Borrower.

    Valid Obligations. The Loan Documents are legal, valid and binding obligations of such Borrower, enforceable in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally).

    No Consents Required. No consent of any other Person and no consent, approval, authorization or other action by or filing with any Governmental Authority not previously obtained by such Borrower is required in connection with the execution, delivery and performance of the Loan Documents by such Borrower.

    Borrower Names. Such Borrower has set forth above its full and correct name.

    No Violations. The execution, delivery and performance of the Loan Documents and compliance with their respective terms will not conflict with or result in a violation or breach of any of the terms or conditions of any material document to which such Borrower is a party or by which such Borrower is bound or any order or judgment of any court or Governmental Authority binding on such Borrower.

    Organizational Documents. Such Borrower's execution, delivery and performance of the Loan Documents and such Borrower's compliance with their respective terms (i) will not violate any material requirements of Governmental Authorities applicable to Borrower; (ii) such Borrower's agreement or certificate of limited partnership, if such Borrower is a limited partnership; (iii) such Borrower's agreement or statement of partnership, if such Borrower is a general partnership; (iv) Borrower's articles of incorporation or bylaws, if such Borrower is a corporation; (v) such Borrower's trust agreement, if such Borrower is a trust; or (vi) such Borrower's articles of organization or operating agreement, if such Borrower is a limited liability company.

    Financial Statements. All financial statements respecting the financial condition of such Borrower which have been furnished to the Lender prior to the date hereof (i) are accurate and complete in all material respects as of the dates appearing thereon; (ii) present fairly the financial condition and results of operations of the Person to whom the financial statement applies as of the dates and for the periods shown on such statements; and (iii) disclose all contingent liabilities affecting the Person to whom the financial statement applies to the extent that such disclosure is required by GAAP. Since the last date covered by any such statement, there has been no material adverse change in the financial condition of such Borrower, and such Borrower is now and at all times hereafter shall continue to be solvent.

    Licenses and Governmental Requirements. No Borrower (i) is in violation in any material respect of any governmental permits or governmental requirements (including all hazardous substance laws) to which it is subject; or (ii) has failed to obtain any governmental permits necessary for the ownership of its properties or the conduct of its business.

    Other Debt Instruments. No Borrower now has or will permit to exist any unsecured debt or other debt which is junior to the Loan to have a maturity date prior to or fewer than thirty (30) days following the Maturity Date.

    DEFAULT.

      Events of Default. The following events each constitute an "Event of Default":

        The dissolution of any Borrower or any vote in favor thereof by the board of directors and shareholders of any Borrower; or

        Any Borrower makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or any Borrower files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against any Borrower, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

        Any Borrower fails to pay the principal amount, or interest on, or any other amount payable under this Loan within five (5) days of when the same becomes due and payable; or

        Any Borrower admits in writing its inability to pay its debts as they mature; or

        Any Borrower sells all or substantially all of its assets or merges or is consolidated with or into another corporation other than a transaction whose primary purpose is to re-domicile any Borrower; or

        A proceeding is commenced to foreclose a security interest or lien in any property or assets of any Borrower as a result of a default in the payment or performance of any debt (in excess of $350,000 and secured by such property or assets) of such Borrower or of any affiliate of such Borrower; or

        A final judgment for the payment of money in excess of $350,000 is entered against any Borrower by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within sixty (60) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

        An attachment or garnishment is levied against the assets or properties of any Borrower or any affiliate of such Borrower involving an amount in excess of $350,000 and such levy is not vacated, bonded or otherwise terminated within sixty (60) days after the date of its effectiveness; or

        Any representation or warranty of any Borrower in any Loan Document shall have been false or incorrect in any material respect when made; or

        Any Borrower defaults in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Loan (other than the default specified in Section 7(a)(iii) above) and such default continues uncured for a period of thirty (30) days from the date such Borrower receives written notice from Lender.

      Rights and Remedies in the Event of a Default. Upon the occurrence of any such Event of Default and at any time thereafter, Holder of the Note shall have the right (at such holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under the Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Holder of the Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

      Suits for Enforcement and Remedies. If any one or more Events of Default shall occur and be continuing, Lender may proceed to (1) protect and enforce Lender's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Agreement or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Agreement or in any agreement or document referred to herein, (ii) enforce the payment of the Note, or (iii) enforce any other legal or equitable right of Holder of the Note. No right or remedy herein or in any other agreement or instrument conferred upon Holder of the Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

    MISCELLANEOUS.

      Notices. All notices or other communications to be given hereunder shall be given in writing and delivered by (a) certified mail, return receipt requested, (b) personal delivery, (c) facsimile or (d) express carrier addressed as follows:

      If to Lender: JANA Master Fund, Ltd.

      200 Park Avenue, Suite 3300

      New York, NY 10166

      Attn: Marc Lehman, Partner

      Facsimile: (212) 692-7695

      If to Borrowers: Arcadia Products, Inc.

      9229 Delegates Row, Ste. 260

      Indianapolis, IN 46240

      Attn: Marvin R. Richardson, CEO

      Facsimile: (317) 575-6195

      or to such other address furnished by any party to the other in writing at any time and from time to time for such notice purposes. Any notice served by either party on the other shall be deemed effective upon receipt of return receipt if sent by certified mail, return receipt requested, when received, if delivered personally, upon machine confirmation if sent by facsimile, or upon confirmation of delivery by an express carrier.

      Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement or the Note shall be effective unless the same shall be in writing and signed by Borrowers and Lender; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

      Successor and Assigns. Neither Borrowers nor Lender may assign, delegate or transfer any of its rights or obligations under this Agreement or the Note without the prior written consent of the other.

      Severability. If any provision of this Agreement is held invalid or unenforceable, or which is prohibited under Law for any reason, the invalidity shall not affect the validity of the remaining provisions of this Agreement, and the parties shall substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

      Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged. Facsimile signatures shall be treated in all instances as originals.

      Governing Law; Arbitration; No Third-Party Rights. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the United States and State of New York applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules. The parties to this Agreement shall act in good faith to resolve any dispute or other controversy arising under this Agreement. Absent agreement resolving a dispute within twenty (20) days after written notice of the dispute has been delivered from one party to the other, any party shall have the right to seek to settle the matter by arbitration to the exclusion of any other form of dispute resolution. Any arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York. Such arbitration shall be heard by a single arbitrator, who shall be jointly designated by Lender and Borrowers if the parties are unable to agree within ten (10) days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties hereto. The each party in any arbitration proceeding shall pay its own costs in connection therewith, including attorneys' fees. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

      Headings. The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement or the Note. The Exhibits referred to throughout this Agreement are attached to this Agreement and are incorporated into this Agreement. Unless the context clearly indicates, words used in the singular include the plural, words in the plural include the singular and the word "including" means "including but not limited to."

      Conflict of Terms. In the event of any material conflict between the terms of this Agreement and the Note, the terms of this Agreement shall control.

      Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not affect in any way the full right to require the performance at any subsequent time. The waiver by either party of a breach of any provision of this Agreement shall not be taken or held to be a waiver of the provision itself. Any course of performance shall not be deemed to amend or limit any provision of this Agreement.

      Section References. References to "Sections," "subsections" and "Exhibits" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

      Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of Borrowers and lender.

      Entire Agreement. This Agreement and the Note set forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter.

      Time of the Essence. Time is of the essence with respect to this Agreement.

      Joint and Several Liability. The liability of each Borrower under the Loan Documents is joint and several and shall be unconditionally enforceable against it, regardless of any action or inaction that would constitute a defense to a surety.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
LENDER:
JANA MASTER FUND, LTD. By: Jana Partners, LLC, its Investment Manager By: /s/ Benjamin Hoyer___________ Benjamin Hoyer, Partner
BORROWERS:
ARCADIA PRODUCTS, INC. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President	Arcadia Home Health Products, Inc. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President
O2 Plus By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President	Lovell Medical Supply, Inc. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President
Arcadia Home Mideast, Inc. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President	Beacon Respiratory Services of Alabama, Inc. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President
Beacon Respiratory Services of Georgia, Inc. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President	American Oxygen and Medical Equipment, Inc. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President
Arcadia Home Oxygen and Medical Equipment, Inc. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President	Trinity Healthcare of Winston-Salem, Inc. By: /s/ Marvin R. Richardson_______ Marvin R. Richardson, President

[Signature Page to Line of Credit and Security Agreement]

EXHIBIT A

PROMISSORY NOTE
$5,000,000	New York, New York
March 31, 2008

FOR VALUE RECEIVED, the undersigned, Arcadia Products, Inc., a Delaware corporation ("API"), Arcadia Home Health Products, Inc., a Delaware corporation ("AHHP"), O2 Plus, a California corporation ("O2P"), Lovell Medical Supply, Inc., a North Carolina corporation ("LMSI"), Arcadia Home Mideast, Inc., a Delaware corporation ("AHME"), Beacon Respiratory Services of Alabama, Inc., a Delaware corporation ("BRSA"), Beacon Respiratory Services of Georgia, Inc., a Delaware corporation ("BRSG"), American Oxygen and Medical Equipment, Inc., an Illinois corporation ("AOME"), Arcadia Home Oxygen and Medical Equipment, Inc., a Michigan corporation ("AHOME") and Trinity Healthcare of Winston-Salem, Inc., a Georgia corporation ("THWS" and collectively and jointly and severally with API, AHHP, O2P, LMSI, AHME, BRSA, BRSG, AOME and AHOME, "Makers") hereby jointly and severally promise to pay to the order of JANA Master Fund, Ltd. (hereinafter, "Holder"), at any place designated at any time by Holder, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) or, if less, the then unpaid principal amount of all Advances (as defined in that certain Revolving Line of Credit and Security Agreement, dated of even date herewith, between Maker and Holder (the "Loan Agreement") made by Holder pursuant to the Agreement. (the "Principal Balance") on or before October 1, 2009.

This Note is issued pursuant to the Loan Agreement. All capitalized terms used and not otherwise defined shall have the meanings given them in the Loan Agreement.

Makers jointly and severally promise to pay the Principal Balance as set forth in the Loan Agreement. Makers further jointly and severally promise to pay interest from the date hereof on the Outstanding Principal Balance at the rate set forth in the Loan Agreement. Interest shall be computed and payable as provided in the Loan Agreement.

Upon any Event of Default, Holder may, without notice or demand, declare the then Outstanding Principal Balance and all outstanding interest immediately due and payable and shall then have in any jurisdiction where enforcement hereof is sought, in addition to any other rights or remedies, the rights and remedies set forth in the Loan Agreement.

If this Note is not paid as provided herein and in the Loan Agreement and is referred to an attorney for collection, Makers jointly and severally promise to pay the reasonable fees and expenses of such attorney, in addition to the full amount due hereon, whether or not litigation is commenced. In addition, Makers shall reimburse Holder for expenses reasonably incurred in relation to due diligence and investment documentation (including, without limitation, legal expenses) in connection with the Loan Agreement and this Note, in the amount of up to $15,000.

Demand for payment, protest, notice of dishonor and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by Makers, and the same hereby assents to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof.

No amendment, modification or waiver of any provision of this Note, nor consent to any departure by any Maker here from, shall be effective unless the same shall be in a writing signed by an authorized officer of Holder, and then only in the specific instance and for the purpose for which given. No failure to exercise, and no delay in exercising, any right under the Loan Agreement or this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right under the Loan Agreement or this Note preclude any other or further exercise thereof or the exercise of any other right. Each and every right granted hereunder or by law or in equity shall be deemed cumulative, and such remedies may be exercised from time to time concurrently or consecutively.

All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement. Any term of this Note that does not comply with applicable law will not be effective if that law does not expressly or impliedly permit variations by agreement. If any part of this Note cannot be enforced according to its terms, that fact will not affect the balance of this Note.

Neither this Note nor Makers' or Holder's rights and obligations under this Note are assignable or delegable without the prior written consent of the other as set forth in the Loan Agreement. This Note will be governed by the laws of the United States and the State of New York, including the Uniform Commercial Code. The terms of any agreement securing the payment of this Note may also be governed by the law of the state where the property is located.

IN WITNESS WHEREOF, Makers have executed and delivered this Note effective as of the date first set forth above.

MAKERS:
ARCADIA PRODUCTS, INC. By: ____________________________________ Marvin R. Richardson, President	Arcadia Home Health Products, Inc. By: ____________________________________ Marvin R. Richardson, President
O2 Plus By: ____________________________________ Marvin R. Richardson, President	Lovell Medical Supply, Inc. By: ____________________________________ Marvin R. Richardson, President
Arcadia Home Mideast, Inc. By: ____________________________________ Marvin R. Richardson, President	Beacon Respiratory Services of Alabama, Inc. By: ____________________________________ Marvin R. Richardson, President
Beacon Respiratory Services of Georgia, Inc. By: ____________________________________ Marvin R. Richardson, President	American Oxygen and Medical Equipment, Inc. By: ____________________________________ Marvin R. Richardson, President
Arcadia Home Oxygen and Medical Equipment, Inc. By: ____________________________________ Marvin R. Richardson, President	Trinity Healthcare of Winston-Salem, Inc. By: ____________________________________ Marvin R. Richardson, President